Exhibit 10.15
EXECUTION COPY

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT
AMONG
OPTION ONE ADVANCE TRUST 2007-ADV2
AS ISSUER
OPTION ONE ADVANCE CORPORATION
AS DEPOSITOR
AND
OPTION ONE MORTGAGE CORPORATION
AS SELLER
DATED AS OF JANUARY 18, 2008

TABLE OF CONTENTS

Page
ARTICLE I.

DEFINITIONS
Section 1.01. Certain Defined Terms	1
Section 1.02. Other Definitional Provisions	2

ARTICLE II.

SALE OF RECEIVABLES; CLOSING; ACKNOWLEDGMENT AND CONSENT
Section 2.01. Sale of Receivables	3
Section 2.02. Closing	5
Section 2.03. Seller’s Acknowledgment and Consent to Assignment	5

ARTICLE III.

CONDITIONS PRECEDENT TO CLOSING
Section 3.01. Closing Subject to Conditions Precedent	6

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF THE ISSUER
Section 4.01. Representations and Warranties	7

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR
Section 5.01. Representations and Warranties	8

ARTICLE VI.

REPRESENTATIONS AND WARRANTIES OF THE SELLER
Section 6.01. Representations and Warranties	11
Section 6.02. Repurchase Upon Breach	16

ARTICLE VII.

INTENTION OF THE PARTIES; SECURITY INTEREST
Section 7.01. Intention of the Parties	17
Section 7.02. Security Interest	18

ARTICLE VIII.

COVENANTS OF THE SELLER

i

Page

Section 8.01. Information	19
Section 8.02. Acknowledgment	20
Section 8.03. Access to Information	20
Section 8.04. Ownership and Security Interests; Further Assurances	21
Section 8.05. Covenants	21
Section 8.06. Amendments	21
Section 8.07. Assignment of Rights	21

ARTICLE IX.

ADDITIONAL COVENANTS
Section 9.01. Legal Conditions to Closing	22
Section 9.02. Expenses	22
Section 9.03. Mutual Obligations	22
Section 9.04. Reserved	22
Section 9.05. Servicing Standards	22
Section 9.06. Transfer of Servicing	23
Section 9.07. Bankruptcy	24
Section 9.08. Legal Existence	24
Section 9.09. Compliance With Laws	24
Section 9.10. Taxes	24
Section 9.11. No Liens, Etc. Against Receivables and Trust Property	25
Section 9.12. Amendments to Pooling and Servicing Agreements	25
Section 9.13. No Netting or Offsetting	25
Section 9.14. Books and Records	25
Section 9.15. Verification Agent	26
Section 9.16. Exclusive	26
Section 9.17. Recovery	26
Section 9.18. Merger	26
Section 9.19. Use of Proceeds	25
ARTICLE X.

INDEMNIFICATION
Section 10.01. Indemnification	26

ARTICLE XI.

MISCELLANEOUS
Section 11.01. Amendments	28
Section 11.02. Notices	28
Section 11.03. No Waiver; Remedies	28
Section 11.04. Binding Effect; Assignability	29
Section 11.05. GOVERNING LAW; JURISDICTION	29
Section 11.06. Execution in Counterparts	29
Section 11.07. Survival	29
Section 11.08. Third Party Beneficiary	29

ii

Schedule I	—	Information for Notices
Schedule II	—	Amendments to Pooling and Servicing Agreements
Exhibit A	—	Copy of Initial Funding Date Report for Initial Receivables
Exhibit B	—	Funding Notice
Exhibit C	—	Form of Bill of Sale from Depositor to Issuer
Exhibit D	—	Schedule I Report
Exhibit E	—	Schedule II Report

iii

          AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of January 18, 2008 (the “Receivables Purchase Agreement” or this “Agreement”), among OPTION ONE ADVANCE TRUST 2007-ADV2 (the “Issuer”), OPTION ONE ADVANCE CORPORATION (the “Depositor”) and OPTION ONE MORTGAGE CORPORATION (the “Seller” or “Option One”).
          WHEREAS, the parties hereto are parties to that certain Receivables Purchase Agreement dated as of October 1, 2007, as amended by the Amendment No. 1, dated as of December 24, 2007 (together, the “Original Agreement”);
          WHEREAS, the parties hereto wish to amend and restate the Original Agreement pursuant to this Agreement such that the Original Agreement continues in full force and effect as amended hereby and all obligations of the Seller, the Depositor and the Issuer under the Original Agreement will remain outstanding and continue in full force and effect, unpaid, unimpaired and undischarged, and all liens created under the Original Agreement will continue in full force and effect, unimpaired and undischarged, having the same perfection and priority for payment and performance of the obligations of the Seller, the Depositor and the Issuer as were in place under the Original Agreement; and
          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I.
DEFINITIONS
          Section 1.01. Certain Defined Terms. Capitalized terms used herein without definition shall have the meanings set forth in the Indenture. Additionally, the following terms shall have the following meanings:
          “Cash Purchase Price” means, with respect to the Eligible Receivables sold and/or contributed on a Funding Date, the Collateral Value of the Eligible Receivables sold to the Issuer on such Funding Date.
          “Closing” shall have the meaning set forth in Section 2.02.
          “Contribution” shall have the meaning set forth in Section 2.01(a).
          “Governmental Actions” means any and all consents, approvals, permits, orders, authorizations, waivers, exceptions, variances, exemptions or licenses of, or registrations, declarations or filings with, any Governmental Authority required under any Governmental Rules.
          “Governmental Authority” means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative,

judicial, regulatory or administrative functions of or pertaining to government and having jurisdiction over the applicable Person.
          “Governmental Rules” means any and all laws, statutes, codes, rules, regulations, ordinances, orders, writs, decrees and injunctions, of any Governmental Authority and any and all legally binding conditions, standards, prohibitions, requirements and judgments of any Governmental Authority.
          “Indemnified Party” as defined in Section 10.01(b).
          “Indenture” means the Amended and Restated Indenture, dated as of January 18, 2008, between the Issuer and Wells Fargo Bank, National Association, as Indenture Trustee as amended or restated from time to time.
          “Lien” means, with respect to any asset, (a) any mortgage, lien, pledge, charge, security interest, hypothecation, option or encumbrance of any kind in respect of such asset or (b) the interest of a vendor or lessor under any conditional sale agreement, financing lease or other title retention agreement relating to such asset.
          “Material Adverse Effect” means, with respect to any Person, a material adverse effect to (i) the business, operations or financial condition of (A) such Person or (B) such Person and its Affiliates taken as a whole or (ii) the validity or enforceability of this Agreement or any of the other Transaction Documents or the rights or remedies of the other parties to the Transaction Documents hereunder or thereunder or (iii) the ability of such Person to perform its obligations under this Agreement or (iv) the enforceability or recoverability of any of the Aggregate Receivables.
          “Receivables Related Collateral” has the meaning set forth in Section 7.01.
          “Relevant UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.
          “Repurchase Price” has the meaning set forth in Section 6.02.
          “Required Noteholders” has the meaning set forth in Section 8.06.
            Section 1.02. Other Definitional Provisions.
               (a) All terms defined in this Agreement shall have the meanings defined herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.
               (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.01, and accounting terms partially defined in Section 1.01 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained herein shall control.
          (c) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.
ARTICLE II.
SALE OF RECEIVABLES; CLOSING; ACKNOWLEDGMENT AND CONSENT
          Section 2.01. Sale of Receivables.
               (a) Each of the Seller, the Depositor and the Issuer, as applicable, hereby continues the sale and/or contribution, in accordance with Section 2.01(a) of the Original Agreement, of the Receivables (as defined therein) from the date of the Original Agreement through the date hereof, which sale and/or contribution shall be governed by the terms of this Agreement from and after the date hereof. From and after the effectiveness of this Agreement, (i) the terms and provisions of this Agreement shall, with respect to all future obligations and rights of the parties hereunder, amend and supersede the terms and provisions of the Original Agreement in its entirety, (ii) the continuing rights, remedies and obligations of the parties with respect to any Receivables acquired under the Original Agreement shall be governed by the terms and provisions of this Agreement to the same extent as if such Receivables had been conveyed under this Agreement, and (iii) all references in any other Transaction Documents to the Original Agreement thereto shall mean and be a reference to this Agreement; provided, however, that nothing in this Agreement shall modify on a retroactive basis the terms and provisions of the Original Agreement regarding the conditions precedent to the sales, conveyances, purchases and payments made thereunder prior to the effective date hereof and the consideration owed in respect thereof, all of which sales, conveyances, purchases and payments are hereby ratified.
               (b) On the Initial Funding Date, the Seller shall sell and contribute to the Depositor and the Depositor shall acquire from the Seller, in accordance with the procedures and subject to the terms and conditions set forth herein and in the Indenture, the Initial Receivables described in the initial Funding Date Report attached as Exhibit A hereto. On each subsequent Funding Date during the Funding Period, the Seller shall sell and/or contribute to the Depositor and the Depositor shall acquire from the Seller, in accordance with the procedures and subject to the terms and conditions set forth herein and in the Indenture, Additional Receivables representing the contractual rights to be reimbursed for all of the Advances and Servicing Advances with respect to the Securitization Trusts made prior to such Funding Date not previously sold and contributed to the Depositor. On the Initial Funding Date, the Depositor shall sell and/or contribute to the Issuer and the Issuer shall acquire from the Depositor, in accordance with the procedures and subject to the terms and conditions set forth herein and in the

Indenture, the Initial Receivables described in the initial Funding Date Report attached as Exhibit A hereto, representing the contractual rights to be reimbursed for the applicable Advances and Servicing Advances with respect to the Securitization Trusts made prior to the Initial Funding Date. On each subsequent Funding Date during the Funding Period, the Depositor shall sell and/or contribute to the Issuer and the Issuer shall acquire from the Depositor, in accordance with the procedures and subject to the terms and conditions set forth herein and in the Indenture, the Additional Receivables acquired by the Depositor on such Funding Date. Subject to the satisfaction of the Funding Conditions on each Funding Date, the Issuer shall pay to the Depositor and the Depositor shall pay to the Seller the Cash Purchase Price in respect of the Initial Receivables or Additional Receivables sold and/or contributed on the Initial Funding Date or such subsequent Funding Date, as applicable, in accordance with Section 7.01 of the Indenture. The excess of (i) the aggregate amount of the Initial Receivables or Additional Receivables sold and/or contributed on the Initial Funding Date or any subsequent Funding Date over (ii) the Cash Purchase Price with respect to such Initial Receivables or Additional Receivables sold and/or contributed on the Initial Funding Date or such subsequent Funding Date shall be a capital contribution by the Seller to the Depositor and by the Depositor to the Issuer (the “Contribution”). The Aggregate Receivables at any time of determination shall consist of the Initial Receivables and the Additional Receivables sold and/or contributed to the Issuer prior to such time of determination.
               (c) In consideration of the sale and/or contribution of the Initial Receivables by the Seller, on the Initial Funding Date, the Depositor shall, subject to the terms and conditions hereof and of the Indenture, pay to the Seller the Cash Purchase Price with respect to the Initial Receivables. In consideration of the sale of the Additional Receivables by the Seller, on each Funding Date during the Funding Period, the Depositor shall, in accordance with the procedures set forth herein and in the Indenture and subject to the satisfaction of the Funding Conditions, pay to the Seller the aggregate Cash Purchase Price with respect to the Additional Receivables sold and/or contributed by the Seller to the Depositor on such Funding Date, to the extent of funds available therefor on such Funding Date. In consideration of the sale and/or contribution of the Initial Receivables by the Depositor, on the Initial Funding Date, the Issuer shall, subject to the terms and conditions hereof and of the Indenture, pay to the Depositor the Cash Purchase Price with respect to the Initial Receivables and deliver to the Depositor the Trust Certificates. In consideration of the sale of the Additional Receivables by the Depositor, on each Funding Date during the Funding Period, the Issuer shall, in accordance with the procedures set forth herein and in the Indenture and subject to the satisfaction of the Funding Conditions, pay to the Depositor the aggregate Cash Purchase Price with respect to the Additional Receivables sold and/or contributed by the Depositor to the Issuer on such Funding Date, to the extent of funds available therefor on such Funding Date.
               (d) On the Initial Funding Date, the Seller shall deliver to the Depositor and the Depositor shall deliver to the Issuer, with copies to the Agent and the Indenture Trustee, the Funding Notice and a bill of sale, in substantially the forms annexed as Exhibits B and C hereto, respectively, for the Initial Receivables. On each Funding Date, the Seller shall deliver to the Depositor and the Depositor shall deliver to the Issuer, with copies to the Agent and the Indenture Trustee, the Funding Notice and a bill of sale, in substantially the forms annexed as Exhibits B and C hereto, respectively, with respect to the Additional Receivables to be sold and/or contributed on such Funding Date.
               (e) In connection with the transfers of Receivables hereunder, the Seller hereby grants to each of the Issuer, the Indenture Trustee and the Agent an irrevocable, non-exclusive license (i) to use, without royalty or payment of any kind, all software used by the Seller to account for the Receivables, to the extent necessary to administer the Receivables, whether such software is owned by the Seller or is owned by others and used by the Seller under license agreements with respect thereto; provided, that should the consent of any licensor of the Seller to such grant of the license described herein be required, the Seller hereby agrees upon the request of the Issuer or any assignee of the Issuer to use its best efforts to obtain the consent of such third-party licensor and (ii) to use all documents, books, records and other information owned by the Seller (including computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to the Receivables and the related Securitization Trusts (collectively, “Records”). The license granted hereby shall be irrevocable and shall terminate on the Final Payment Date. The Seller shall take such action requested by the Issuer and/or any of the Issuer ‘s assignees, from time to time hereafter, that may be necessary or appropriate to ensure that the Issuer and its assigns have an enforceable ownership interest in the Records relating to the Receivables purchased from the Seller hereunder and an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Receivables and/or to recreate such Records.
          Section 2.02. Closing. The closing (the “Closing”) of the execution of this Agreement, upon and concurrent with the closing under the Note Purchase Agreement, shall take place at 2:00 PM at the offices of Thacher Proffitt & Wood LLP, 2 World Financial Center, New York, New York 10281 on January 18, 2008 (the “Effective Date”), or if the conditions precedent to closing set forth in Article III of this Agreement shall not have been satisfied or waived by such date, as soon as practicable after such conditions shall have been satisfied or waived, or at such other time, date and place as the parties shall agree upon.
          Section 2.03. Seller’s Acknowledgment and Consent to Assignment. Seller hereby acknowledges that the Depositor has assigned to the Issuer and the Issuer has Granted to the Indenture Trustee, on behalf of the Secured Parties, the rights of the Depositor and the Issuer as purchasers under this Agreement, including, without limitation, the right to enforce the obligations of the Seller hereunder. The Seller hereby consents to such assignment by the Depositor and Grant in the Indenture by the Issuer to the Indenture Trustee, on behalf of the Secured Parties, and, agrees to remit the Repurchase Price in respect of any repurchased Receivable directly to the Reimbursement Account as provided for in Section 6.02 hereof. The Seller acknowledges that the Indenture Trustee, on behalf of the Secured Parties, shall be a third party beneficiary in respect of the representations, warranties, covenants, rights and benefits arising hereunder that are so Granted by the Issuer. The Seller hereby authorizes the

Issuer and the Indenture Trustee, as the Issuer’s assignee, on behalf of the Seller, to execute and deliver such documents or certificates as may be necessary in order to enforce its rights to or collect under the Receivables. The Seller hereby agrees to be bound by and perform all of the covenants and obligations of the Seller and the Servicer set forth in the Indenture.
ARTICLE III.
CONDITIONS PRECEDENT TO CLOSING
          Section 3.01. Closing Subject to Conditions Precedent. The Closing is subject to the satisfaction at the time of the Closing of the following conditions (any or all of which may be waived by the Agent in its sole discretion):
               (a) Performance by the Seller and the Depositor. All the terms, covenants, agreements and conditions of the Transaction Documents to be complied with and performed by the Seller and the Depositor on or before the Effective Date shall have been complied with and performed in all material respects.
               (b) Representations and Warranties. Each of the representations and warranties of the Seller and the Depositor made in the Transaction Documents shall be true and correct in all material respects as of the Effective Date (except to the extent they expressly relate to an earlier or later time).
               (c) Officer’s Certificate. The Agent and the Indenture Trustee shall have received in form and substance reasonably satisfactory to the Agent and its counsel an Officer’s Certificate from the Seller and the Depositor, dated the Effective Date, each certifying to the satisfaction of the conditions set forth in the preceding paragraphs (a) and (b).
               (d) Opinions of Counsel to the Seller, the Depositor and the Servicer. Counsel to the Seller, the Depositor and the Servicer shall have delivered to the Agent and the Indenture Trustee favorable opinions and reliance letters as to matters described in Section 4.01 of the Note Purchase Agreement, dated as of the date of the Effective Date and reasonably satisfactory in form and substance to the Agent and its counsel.
               (e) Filings and Recordations. As of the date of the Effective Date, the Agent and the Indenture Trustee shall have received evidence reasonably satisfactory to the Agent of (i) the completion of all recordings, registrations and filings as may be necessary or, in the reasonable opinion of the Agent, desirable to perfect or evidence the assignment by the Seller to the Depositor of the Seller’s ownership interest in the Aggregate Receivables and the proceeds thereof and the assignment by the Depositor to the Issuer of the Depositor’s ownership interest in the Aggregate Receivables and the proceeds thereof and (ii) the completion of all recordings, registrations, and filings as may be necessary or, in the reasonable opinion of the Agent, desirable to perfect or evidence the Grant of a first priority perfected security interest in the Issuer’s ownership interest in the Trust Estate, in favor of the Indenture Trustee, subject to no Liens prior to the Lien created by the Indenture.
               (f) Documents. The Agent and the Indenture Trustee shall have received a duly executed counterpart of this Agreement (in a form acceptable to the Agent), each of the other Transaction Documents and each and every document or certification delivered by the Seller and the Depositor in connection with this Agreement or any other Transaction Document, and each such document shall be in full force and effect.
               (g) Actions or Proceedings. No action, suit, proceeding or investigation by or before any Governmental Authority shall have been instituted to restrain or prohibit the consummation of, or to invalidate, any of the transactions contemplated by the Transaction Documents and the documents related thereto in any material respect.
               (h) Approvals and Consents. All Governmental Actions of all Governmental Authorities required to consummate the transactions contemplated by the Transaction Documents and the documents related thereto shall have been obtained or made.
               (i) Fees and Expenses. The fees and expenses payable by the Seller pursuant to Section 9.02 hereof and any other Transaction Document shall have been paid.
               (j) Other Documents. The Seller and the Depositor shall have furnished to the Agent, each Purchaser and the Indenture Trustee such other opinions, information, certificates and documents as the Agent may reasonably request.
               (k) Verification Agent. The Seller shall have engaged the Verification Agent pursuant to the Verification Agent Letter.
          If any condition specified in this Section 3.01 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Issuer by notice to the Depositor and by the Depositor by notice to the Seller at any time at or prior to the Closing Date, and the Issuer or Depositor, as applicable, shall incur no liability as a result of such termination.
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF THE ISSUER
          Section 4.01. Representations and Warranties. The Issuer hereby makes the following representations and warranties on which the Seller and the Depositor are relying in executing this Agreement and selling the Aggregate Receivables:
               (a) Organization. The Issuer is a statutory trust duly formed and validly existing in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is necessary.
               (b) Power and Authority. The Issuer has all requisite trust power and authority and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being conducted and to execute and deliver and perform its obligations under this Agreement.
               (c) Authorization of Transaction. All appropriate and necessary action has been taken by the Issuer to authorize the execution and delivery of this Agreement and all other Transaction Documents to which it is a party, and to authorize the performance and observance of the terms hereof and thereof.
               (d) Agreement Binding. This Agreement and each of the other Transaction Documents to which the Issuer is a party constitute the legal, valid and binding obligation of the Issuer enforceable in accordance with their terms except as may be limited by laws governing insolvency or creditors’ rights or by rules of equity. The execution, delivery and performance by the Issuer of this Agreement and the other Transaction Documents to which the Issuer is a party will not violate any provision of law, regulation, order or other governmental directive, or conflict with, constitute a default under, or result in the breach of any provision of any material agreement, ordinance, decree, bond, indenture, order or judgment to which the Issuer is a party or by which it or its properties is or are bound.
               (e) Consents. All licenses, consents and approvals required from and all registrations and filings required to be made by the Issuer with any governmental or other public body or authority for the making and performance by the Issuer of this Agreement and the other Transaction Documents to which it is a party have been obtained and are in effect.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR
          Section 5.01. Representations and Warranties. The Depositor hereby makes the following representations and warranties on which the Issuer and the Seller are relying in executing this Agreement. The representations are made as of the execution and delivery of this Agreement, and as of each date of conveyance of any Additional Receivables. Such representations and warranties shall survive the sale and/or contribution of any Aggregate Receivables to the Depositor and are as follows:
               (a) Organization. The Depositor is a corporation duly formed and validly existing in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect with respect to the Depositor.

               (b) Power and Authority. The Depositor has all requisite power and authority and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being conducted and to execute and deliver and perform its obligations under this Agreement and any other Transaction Document to which it is a party and, except to the extent not necessary in order to execute and deliver and perform its obligations under this Agreement and any other Transaction Document to which it is a party, to own its assets and carry on its business as now being conducted.
               (c) Authorization of Transaction. All appropriate and necessary action has been taken by the Depositor to authorize the execution and delivery of this Agreement and all other Transaction Documents to which it is a party, and to authorize the performance and observance of the terms hereof and thereof.
               (d) Agreement Binding. This Agreement and each of the other Transaction Documents to which the Depositor is a party constitute the legal, valid and binding obligation of the Depositor, enforceable in accordance with their terms except as may be limited by laws governing insolvency or creditors’ rights or by rules of equity. The execution, delivery and performance by the Depositor of this Agreement and the other Transaction Documents to which the Depositor is a party will not violate any provision of law, regulation, order or other governmental directive, or conflict with, constitute a default under, or result in the breach of any provision of any material agreement, ordinance, decree, bond, indenture, order or judgment to which the Depositor is a party or by which it or its properties is or are bound.
               (e) Compliance with Law. The Depositor is conducting its business and operations in compliance with all applicable laws, regulations, ordinances and directives of governmental authorities, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect with respect to the Depositor. The Depositor has filed all tax returns required to be filed and has paid all taxes in respect of the ownership of its assets or the conduct of its operations prior to the date after which penalties attach for failure to pay, except to the extent that the payment or amount of such taxes is being contested in good faith by it in appropriate proceedings and adequate reserves have been provided for the payment thereof.
               (f) Consents. All licenses, consents and approvals required from and all registrations and filings required to be made by the Depositor with any governmental or other public body or authority for the making and performance by the Depositor of this Agreement and the other Transaction Documents to which it is a party have been obtained and are in effect.
               (g) Litigation. There is no action, suit or proceeding at law or in equity by or before any court, governmental agency or authority or arbitral tribunal now pending or, to the knowledge of the Depositor, threatened against or affecting it which have a reasonable possibility of being determined adversely in a manner or amount that would have a Material Adverse Effect with respect to the Depositor.

               (h) Other Obligations. The Depositor is not in default in the performance, observance or fulfillment of any obligation, covenant or condition in any agreement or instrument to which it is a party or by which it is bound the result of which should reasonably be expected to have a Material Adverse Effect with respect to the Depositor.
               (i) 1940 Act. The Depositor is not an “investment company” or a company “controlled” by an investment company within the meaning of the 1940 Act.
               (j) Solvency. The Depositor, both prior to and after giving effect to each sale and/or contribution of Aggregate Receivables on the Initial Funding Date or on any Funding Date thereafter (i) is not, and will not be, “insolvent” (as such term is defined in § 101(32)(A) of the Bankruptcy Code), (ii) is, and will be, able to pay its debts as they become due, and (iii) does not have unreasonably small capital for the transaction contemplated in the Transaction Documents.
               (k) Full Disclosure. No document, certificate or report furnished by or on behalf of the Depositor, in writing, pursuant to this Agreement, any other Transaction Document or in connection with the transactions contemplated hereby or thereby contains or will contain when furnished any untrue statement of a material fact. There are no facts relating to and known by the Depositor, which when taken as a whole, materially adversely affect the financial condition or assets or business of the Depositor, or which should reasonably be expected to impair the ability of the Depositor to perform its obligations under this Agreement or any other Transaction Document, which have not been disclosed herein or in the certificates and other documents furnished by or on behalf of the Depositor pursuant hereto or thereto. All books, records and documents delivered in connection with the Transaction Documents are and will be true, correct and complete.
               (l) ERISA. All Plans maintained by the Depositor or any of its Affiliates are in substantial compliance with all applicable laws (including ERISA).
               (m) Fair Consideration. The Seller is receiving fair consideration and reasonably equivalent value in exchange for the sale and/or contribution of the Aggregate Receivables under this Agreement.
               (n) Bulk Transfers. No sale, contribution, transfer, assignment or conveyance of Aggregate Receivables by the Depositor to the Issuer contemplated by this Agreement will be subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.
               (o) Name. The legal name of the Depositor is as set forth in this Agreement and the Depositor does not have any trade names, fictitious names, assumed names or “doing business” names.
               (p) Organizational Information. The Depositor’s Federal Tax ID Number is as follows: 20-0390492. The Depositor’s entity identification number, if different from the Depositor’s Federal Tax ID Number and if applicable, is as follows: 3707915.

               (q) Chief Executive Office. On the date of this Agreement, Depositor’s chief executive office and principal place of business is located at 3 Ada, Irvine, California 92618.
ARTICLE VI.
REPRESENTATIONS AND WARRANTIES OF THE SELLER
          Section 6.01. Representations and Warranties. The Seller hereby makes the following representations and warranties on which the Depositor and the Issuer are relying in accepting the Aggregate Receivables and executing this Agreement. The representations are made as of the execution and delivery of this Agreement, and as of each date of conveyance of any Additional Receivables. Such representations and warranties shall survive the sale and/or contribution of any Aggregate Receivables to the Depositor and are as follows:
               (a) Organization. The Seller is a corporation duly formed and validly existing in good standing under the laws of the state of California and is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect with respect to the Seller.
               (b) Power and Authority. The Seller has all requisite corporate power and authority and has all material governmental licenses, authorizations, consents and approvals necessary to execute and deliver and perform its obligations under this Agreement and any other Transaction Document to which it is a party and, except to the extent not necessary in order to execute and deliver and perform its obligations under this Agreement and any other Transaction Document to which it is a party, to own its assets and carry on its business as now being conducted.
               (c) Authorization of Transaction. All appropriate and necessary action has been taken by the Seller to authorize the execution and delivery of this Agreement and all other Transaction Documents to which it is a party, and to authorize the performance and observance of the terms hereof and thereof.
               (d) Agreement Binding. This Agreement and each of the other Transaction Documents to which the Seller is a party constitute the legal, valid and binding obligation of the Seller enforceable in accordance with their terms except as may be limited by laws governing insolvency or creditors’ rights or by rules of equity. The execution, delivery and performance by the Seller of this Agreement and the other Transaction Documents to which the Seller is a party will not violate any provision of law, regulation, order or other governmental directive, or conflict with, constitute a default under, or result in the breach of any provision of any agreement, ordinance, decree, bond, indenture, order or judgment to which the Seller is a party or by which it or its properties is or are bound.

               (e) Compliance with Law. The Seller is conducting its business and operations in compliance with all applicable laws, regulations, ordinances and directives of governmental authorities, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect with respect to Seller. The Seller has filed all tax returns required to be filed and has paid all taxes in respect of the ownership of its assets or the conduct of its operations prior to the date after which penalties attach for failure to pay, except to the extent that the payment or amount of such taxes is being contested in good faith by it in appropriate proceedings and adequate reserves have been provided for the payment thereof.
               (f) Consents. All licenses, consents and approvals required from and all registrations and filings required to be made by the Seller with any governmental or other public body or authority for the making and performance by the Seller of this Agreement and the other Transaction Documents to which it is a party have been obtained and are in effect.
               (g) Litigation. There is no action, suit or proceeding at law or in equity by or before any court, governmental agency or authority or arbitral tribunal now pending or, to the knowledge of the Seller, threatened against or affecting it which have a reasonable possibility of being determined adversely in a manner or amount that would reasonably be expected to have a Material Adverse Effect with respect to Seller.
               (h) Other Obligations. The Seller is not in default in the performance, observance or fulfillment of any obligation, covenant or condition in any agreement or instrument to which it is a party or by which it is bound the result of which should reasonably be expected to have a Material Adverse Effect with respect to Seller.
               (i) 1940 Act. The Seller is not an “investment company” or a company “controlled” by an investment company within the meaning of the 1940 Act.
               (j) Solvency. The Seller, both prior to and after giving effect to each sale and/or contribution of Aggregate Receivables on the Initial Funding Date or on any Funding Date thereafter (i) is not, and will not be, “insolvent” (as such term is defined in § 101(32)(A) of the Bankruptcy Code), (ii) is, and will be, able to pay its debts as they become due, and (iii) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.
               (k) Full Disclosure. No document, certificate or report furnished by or on behalf of the Seller or the Servicer, in writing, pursuant to this Agreement, any other Transaction Document or in connection with the transactions contemplated hereby or thereby contains or will contain when furnished any untrue statement of a material fact. There are no facts relating to and known by the Seller, which when taken as a whole, materially adversely affect the financial condition or assets or business of the Seller or the Servicer, or which should reasonably be expected to impair the ability of the Seller or the Servicer to perform its obligations under this Agreement or any other Transaction Document or Pooling and Servicing Agreement, which have not been disclosed herein or in the certificates and other documents furnished by or on behalf of the Seller or the Servicer pursuant hereto or thereto. All books, records and documents delivered in connection with the Transaction Documents are and will be true, correct and complete.
               (l) ERISA. All Plans maintained by the Seller or any of its Affiliates are in substantial compliance with all applicable laws (including ERISA).
               (m) Fair Consideration. The Seller is receiving fair consideration and reasonably equivalent value in exchange for the sale and/or contribution of the Aggregate Receivables to the Depositor under this Agreement.
               (n) Bulk Transfers. No sale, contribution, transfer, assignment or conveyance of Aggregate Receivables by the Seller to the Depositor contemplated by this Agreement will be subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.
               (o) Name. The legal name of the Seller is as set forth in this Agreement and the Seller does not have any trade names, fictitious names, assumed names or “doing business” names.
               (p) Organizational Information. The Seller’s Federal Tax ID Number is as follows: 33-536622. The Seller’s entity identification number, if different from the Seller ‘s Federal Tax ID Number and if applicable, is as follows: 1846488.
               (q) Chief Executive Office. On the date of this Agreement, Seller’s chief executive office and principal place of business is located at 3 Ada, Irvine, California 92618.
               (r) Repayment of Receivables. The Seller has no reason to believe that at the time of the sale and/or contribution of any Receivables to the Depositor pursuant hereto, such Receivables will not be paid in full.
               (s) Reimbursement Amounts. The Seller has not waived or forgiven any obligation of a Mortgagor to repay any Advance or Servicing Advance.
               (t) Aggregate Receivables.
(i)	Each Initial Receivable and Additional Receivable is payable in United States dollars and has been created pursuant to and in accordance with the terms of the related Pooling and Servicing Agreement, in accordance with the Seller’s customary procedures with respect to the applicable Securitization Trust and in the ordinary course of business of the Seller.

(ii)	The sale and/or contribution to the Depositor and the Issuer of the rights to reimbursement for the Advances and

Servicing Advances under each Securitization Trust, and the assignment and Grant thereof to the Indenture Trustee, does not violate the terms of the related Pooling and Servicing Agreement or any other document or agreements to which the Seller is a party or to which its assets or properties are subject.

(iii)	No Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Depositor. Immediately prior to the transfer and assignment herein contemplated, the Seller was the sole owner with respect to each such Receivable, and had the right to transfer and sell such Receivable, free and clear of all Liens and rights of others; immediately upon the transfer and assignment thereof, the Issuer shall own all of such interest in and to such Receivable, free and clear of all Liens and rights of others (other than the Lien created by the Indenture).

(iv)	As of the date of conveyance thereof, the Seller has not taken any action that, or failed to take any action the omission of which, would materially impair the rights of the Depositor, the Issuer, the Indenture Trustee (or any Secured Party) with respect to any such Receivable.

(v)	As of the date of conveyance thereof, no such Receivable has been identified by the Seller or reported to the Seller as having resulted from fraud perpetrated by any Person with respect to such Receivable.

(vi)	All filings (including UCC filings) necessary in any jurisdiction to perfect the transfers and assignments herein contemplated, and solely in the event the transfer contemplated hereby were to be recharacterized as a pledge rather than an absolute sale, to perfect the Depositor’s security interest in the Aggregate Receivables that is prior to any other interest held or to be held by any other Person (except the Indenture Trustee on behalf of the Secured Parties) have been made.

(vii)	No Receivable is secured by “real property” or “fixtures” or evidenced by an “instrument” as such quoted terms are used for purposes of creating and perfecting a security interest under the Relevant UCC.

(viii)	Each such Receivable is the legal, valid and binding obligation of the related Securitization Trust and is enforceable in accordance with its terms. There is no valid and enforceable offset, defense or counterclaim to the obligation of the related Securitization Trust to make payment of any such Receivable.

(ix)	Each such Receivable is entitled to be paid, has not been repaid in whole or been compromised, adjusted (except by partial payment), extended, satisfied, subordinated, rescinded, amended or modified, and is not subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, amendment or modification by the Seller.

(x)	As of the date of conveyance thereof, such Receivables do not include amounts payable as a result of accounting or other errors, or the failure to deposit funds or the misapplication of funds by the Servicer.

(xi)	As of the date of conveyance thereof, no such Receivable has been identified by the Seller as a Nonrecoverable Advance (as defined in the Pooling and Servicing Agreements) for which reimbursement has not been sought from the Securitization Trust in accordance with the related Pooling and Servicing Agreement.

(xii)	The Initial Receivables represent all of the rights to be reimbursed for all Advances and/or Servicing Advances with respect to the Securitization Trusts as of the Initial Funding Date. The Seller has not sold, assigned, transferred or conveyed, without the Agent’s consent, any Advance or Servicing Advance with respect to the Securitization Trusts to any Person other than the Depositor. The Additional Receivables conveyed on any Funding Date constitute all of the Advances and/or Servicing Advances with respect to the Securitization Trusts not previously sold and contributed to the Depositor hereunder, except for Receivables repurchased by the Seller pursuant to Section 6.02.

(xiii)	If such Advance or Servicing Advance becomes a Nonrecoverable Advance after the related Transfer Date, the related Pooling and Servicing Agreement provides for the reimbursement of such Advance or Servicing Advance from the general collections of the Securitization Trust prior to any payments to related Securitization Trust certificateholders.

(xiv)	Each Pooling and Servicing Agreement is in full force and effect and, other than as set forth in Schedule II, has not been amended or modified, and no party thereto, to the knowledge of the Seller, is in default thereunder.

(xv)	As of the date of conveyance thereof, no Receivable is an obligation of a Securitization Trust for which a Securitization Termination Event has occurred and is continuing.

(xvi)	The principal amount of any Additional Receivable relating to a Servicing Advance or Loan-Level Advance, when added to the aggregate outstanding principal amount of all Receivables relating to Servicing Advances and Loan-Level Advances under the related Securitization Trust, does not cause the weighted average months outstanding with respect to all such Receivables to exceed 16 months.

(xvii)	The principal amount of any Additional Receivable, when added to the aggregate outstanding principal amount of all Receivables under the related Securitization Trust, does not cause the aggregate outstanding principal amount of all such Receivables to exceed 15% of the aggregate outstanding principal amount of all Receivables.

(xviii)	If a Receivable relating to a Servicing Advance relates to a Mortgage Loan secured by a second or more junior lien on the related mortgaged property, the outstanding principal amount of that Receivable, when added to the aggregate outstanding principal amount of all Receivables relating to Servicing Advances that relate to Mortgage Loans secured by second or more junior lien on the respective mortgaged properties, does not cause the aggregate principal amount of all Receivables relating to Servicing Advances secured by second or more junior liens on mortgaged properties to exceed 5% of the aggregate principal amount of all Receivables relating to Servicing Advances.
          Section 6.02. Repurchase Upon Breach. The Issuer, the Depositor, the Indenture Trustee or the Seller, as the case may be, shall inform the Issuer, the Depositor or the Seller (as applicable), the Agent and the Indenture Trustee promptly (but in no event later than two (2) Business Days following such discovery), in writing, upon the discovery of any breach of the Seller’s or Depositor’s representations and warranties hereunder. If any such representation or warranty pertains to a Receivable (including the representations under Sections 5.01(a)(iv) and 6.01(a)(iv)), unless such breach shall have been cured within thirty (30) days after the earlier to occur of the discovery of such breach by the Issuer, the Depositor or the Seller (as applicable) or receipt of written notice of such breach by the Issuer, the Depositor, the Agent, the Indenture Trustee or the Seller (as applicable) or waived by the Agent and the Required Noteholders, the Seller or

the Depositor, as applicable, shall repurchase such Receivable from the Issuer at a price equal to the outstanding Receivable Balance of such Receivable as of the date of repurchase (the “Repurchase Price”). The Seller or the Depositor, as applicable, shall pay any Repurchase Price directly to the Indenture Trustee for deposit into the Reimbursement Account.
ARTICLE VII.
INTENTION OF THE PARTIES; SECURITY INTEREST
          Section 7.01. Intention of the Parties. It is the intention of the parties hereto that each transfer and assignment contemplated by this Agreement shall constitute an absolute sale or contribution, or a combination thereof, of the related Receivables from the Seller to the Depositor and from the Depositor to the Issuer and that the related Receivables shall not be part of the Seller’s or the Depositor’s estate or otherwise be considered property of the Seller or the Depositor in the event of the bankruptcy, receivership, insolvency, liquidation, conservatorship or similar proceeding relating to the Seller or the Depositor or any of their property. Except as set forth below, it is not intended that any amounts available for reimbursement of Receivables be deemed to have been pledged by the Seller to the Depositor or by the Depositor to the Issuer or the Indenture Trustee to secure a debt or other obligation of the Seller or the Depositor. In the event that (A) the transfers of Receivables by the Depositor or the Issuer are deemed by a court or applicable regulatory, administrative or other governmental body contrary to the express intent of the parties to constitute pledges rather than sales or contributions, or a combination thereof, of the Receivables, or (B) if amounts available now or in the future for reimbursement of any Receivables are held to be property of the Seller or the Depositor or loans to the Seller or the Depositor, or (C) if for any reason this Agreement is held or deemed to be a financing or some other similar arrangement or agreement, then: (i) this Agreement is and shall be a security agreement within the meaning of Articles 8 and 9 of the Relevant UCC; (ii) the Issuer shall be treated as having a first priority, perfected security interest in and to, and lien on, the Receivables transferred and assigned to the Issuer hereunder; (iii) the agreement of the Seller and the Depositor hereunder to sell, assign, convey and transfer the Receivables shall be a grant by the Seller to the Depositor and by the Depositor to the Issuer of, and the Seller does hereby grant to the Depositor and the Depositor does hereby grant to the Issuer, a security interest in all of the Seller’s and Depositor’s property and right (including the power to convey title thereto), title, and interest, whether now owned or hereafter acquired, in and to the Aggregate Receivables, together with (A) all amounts payable now or in the future by or with respect to the Receivables and (B) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all such amounts from time to time held or invested in accounts maintained by or on behalf of the Seller, by or on behalf of the Securitization Trusts or by the Depositor, whether in the form of cash, instruments, securities or other property (the “Receivables Related Collateral”). The possession by the Issuer or its agent of notes and such other goods, money, documents or such other items of property as constitute instruments, money, negotiable documents or chattel paper, in each case, which constitute any of the items described in the foregoing sentence, or proceeds thereof, shall be “possession by the secured party,” or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the Relevant UCC of any applicable jurisdiction; and notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of any such holder for the purpose of perfecting such security interest under applicable law.
          Section 7.02. Security Interest.
          (a) The Seller shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in (i) any of the Aggregate Receivables, (ii) the amounts reimbursable now or in the future by or with respect to the Securitization Trusts in respect of any of the Aggregate Receivables or (iii) the other property described above, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. The Seller shall execute such documents and instruments as the Depositor may reasonably request from time to time in order to effectuate the foregoing and shall return to the Depositor the executed copy of such documents and instruments. Without limiting the generality of the foregoing, the Depositor shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Seller, all filings necessary to maintain the effectiveness of any original filings necessary under the Relevant UCC to perfect the Depositor’s security interest described above, including without limitation (x) UCC continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of the Seller or the Depositor (such preparation and filing shall be at the expense of the Depositor, if occasioned by a change in such party’s name) or (2) any change of location of the jurisdiction of organization of the Seller.
          (b) The Depositor shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in (i) any of the Aggregate Receivables, (ii) the amounts reimbursable now or in the future by or with respect to the Securitization Trusts in respect of any of the Aggregate Receivables or (iii) the other property described above, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. At the Issuer’s direction, the Depositor shall execute such documents and instruments as the Issuer may reasonably request from time to time in order to effectuate the foregoing and shall return to the Issuer the executed copy of such documents and instruments. Without limiting the generality of the foregoing, the Issuer shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Depositor, all filings necessary to maintain the effectiveness of any original filings necessary under the Relevant UCC to perfect the Issuer’s security interest described above, including without limitation (x) UCC continuation statements and (y) such other statements as may be occasioned by (1) any change of name of the Depositor or the Issuer (such preparation and filing shall be at the expense of the Issuer, if occasioned by a change in such party’s name) or (2) any change in the jurisdiction of organization of the Depositor.
ARTICLE VIII.
COVENANTS OF THE SELLER
          Section 8.01. Information. The Seller shall furnish to the Depositor, the Issuer, the Indenture Trustee, the Agent and the Secured Parties:
          (a) such information (including financial information), documents, records or reports with respect to the Aggregate Receivables, the Securitization Trusts, the Seller, the Servicer as the Issuer, the Depositor, the Indenture Trustee, the Agent, the Note Purchasers or the Secured Parties may from time to time reasonably request;
          (b) prompt notice of any Event of Default, Securitization Termination Event, Funding Termination Event or Funding Interruption Event under the Indenture, or any event known to the Seller which, with the passage of time or the giving of notice or both, would become an Event of Default a Securitization Termination Event, a Funding Termination Event or a Funding Interruption Event as applicable, under the Indenture;
          (c) prompt written notice of a change in name, or address of the jurisdiction of organization of the Seller, the Depositor or the Issuer;
          (d) prompt notice of the occurrence of any event of default by the Servicer under any Pooling and Servicing Agreement without regard to whether such event of default has been cured;
          (e) the information and reports required pursuant to Section 6.02 of the Indenture;
          (f) prompt notice of any “Conversion Event” (as such term or term of substantially similar import is defined in the applicable Pooling and Servicing Agreement);
          (g) a Schedule I Report and Schedule II Report, in the form of Exhibits D and E, respectively, attached hereto, monthly to the Agent;
          (h) promptly, and in any event within 5 days after the occurrence thereof, written notice of (i) any legal action brought in any jurisdiction against the Seller in which the plaintiff is seeking a judgment for the payment of money in excess of $15,000,000.00 or any legal action brought in any jurisdiction against the Depositor or the Issuer, (ii) any final judgment or judgments held against the Seller for the payment of money in excess of $15,000,000.00 in the aggregate or any final judgment for the payment of money against the Depositor or the Issuer, (iii) any other events that could reasonably be likely to have a Material Adverse Effect with respect to the Seller, the Depositor or the Issuer (iv) any claim for liability brought in any jurisdiction against the

Seller, the Depositor or the Issuer relating to ERISA, or any contribution failure with respect to any “defined benefit plan” (as defined in ERISA) sufficient to give rise to a lien under Section 302(f) of ERISA, and (v) the creation or assertion of any Lien on the Aggregate Receivables; and
          (i) as soon as is available, and in any event within ninety (90) days after the end of each fiscal year of H&R Block Inc., a consolidated balance sheet of H&R Block Inc. and its consolidated subsidiaries as of the end of such fiscal year and a statement of income and retained earnings of H&R Block Inc. for such fiscal year, all reported in accordance with GAAP by independent public accountants of nationally recognized standing, (ii) within forty-five (45) days after the end of the first, second and third quarterly accounting periods in each fiscal year of H&R Block Inc., a balance sheet of H&R Block Inc. as of the end of such fiscal quarter and a statement of income and retained earnings of H&R Block Inc. for the period commencing at the end of the previous fiscal year and ending as of the end of such quarter, certified by the chief financial officer of H&R Block Inc., (iii) promptly after the filing thereof, copies of all registration statements (other than exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) filed by H&R Block Inc. with the Securities and Exchange Commission; provided, that as long as H&R Block Inc. is required or permitted to file reports under the Securities Exchange Act of 1934, as amended, a copy of its report on Form 10-K shall satisfy the requirements of clause (i) above and a copy of its report on Form 10-Q shall satisfy the requirements of clause (ii) above, and information required to be delivered pursuant to clauses (i) or (ii) above shall be deemed to have been delivered on the date on which the Seller provides notice to the Agent and the Note Purchasers that such information has been posted on H&R Block Inc.’s website on the Internet at www.hrblock.com or at another website identified in such notices and accessible to the Agent and each Note Purchaser without charge.
          Section 8.02. Acknowledgment. The Seller shall seek acknowledgment from the Securitization Trustee that the Seller intends to enter into an “Advance Facility” (as such term is defined in each Pooling and Servicing Agreement), whereby the Seller will sell and assign the Receivables to the Depositor, following which the Depositor will sell to the Issuer, who will pledge and assign such Receivables to the Indenture Trustee, acting on behalf of the Noteholders, as an “Advance Financing Person” (as such term or term of substantially similar import is defined in each Pooling and Servicing Agreement), and that the Transaction Documents shall constitute such “Advance Facility”.
          Section 8.03. Access to Information. The Seller shall, at any time and from time to time during regular business hours, or at such other reasonable times upon reasonable notice to the Seller, permit the Depositor, the Issuer, the Indenture Trustee, the Agent, the Note Purchasers or the Secured Parties, or their agents or representatives, at the Seller’s expense (not to exceed $25,000 in any calendar year with regard to any parties for any calendar year); provided, that no such limit shall apply after an Event of Default or a Funding Termination Event, but only so long as that does not unreasonably interfere with the Seller’s conduct of its business:

          (a) to examine all books, records and documents (including computer tapes and disks) in the possession or under the control of the Seller relating to the Aggregate Receivables or the Transaction Documents as may be requested;
          (b) to visit the offices and property of the Seller for the purpose of examining such materials described in clause (a) above; and
          (c) to conduct verification procedures alongside the Verification Agent, including access to the appropriate servicing personnel of the Seller.
          Section 8.04. Ownership and Security Interests; Further Assurances. The Seller will take all action necessary to maintain the Indenture Trustee’s security interest in the Receivables and the other items pledged to the Indenture Trustee pursuant to the Indenture.
          The Seller agrees to take any and all acts and to execute any and all further instruments reasonably necessary or requested by the Depositor, the Issuer, the Indenture Trustee, the Agent, the Note Purchasers or the Secured Parties to more fully effect the purposes of this Agreement.
          Section 8.05. Covenants. The Seller shall duly observe and perform each of its covenants set forth in each of the Transaction Documents to which it is a party. The Seller shall duly observe and perform all of the covenants and obligations of the Seller and the Servicer set forth in the Indenture as if the Seller was a party thereto. The Seller in its capacity as Servicer shall duly observe and perform each of its covenants set forth in each Pooling and Servicing Agreement. The Seller shall, promptly upon making its determination that an Advance or Servicing Advance is a Nonrecoverable Advance, seek reimbursement for that advance in accordance with the related Pooling and Servicing Agreement.
          The Seller hereby covenants that except for the sales and contributions hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on, any Receivable, or any interest therein; and the Seller will defend the right, title and interest of the Issuer, as assignee of the Depositor, in, to and under the Receivables, against all claims of third parties claiming through or under the Seller.
          Section 8.06. Amendments. The Seller shall not make, or permit any Person to make, any amendment, modification or change to, or provide any waiver under any Transaction Document to which the Seller is a party without the prior written consent of the Agent and, except as described in Section 8.01 of the Indenture, Noteholders with an aggregate Note Principal Balance of not less than 66 2/3% of the aggregate Note Principal Balance of the Outstanding Notes (the “Required Noteholders”).
          Section 8.07. Assignment of Rights. Either (i) while an Event of Default has occurred and is continuing or (ii) in the absence of an Event of Default but only for the limited purpose of effecting buybacks for defective receivables, the Seller and the Issuer hereby constitute and irrevocably appoint the Indenture Trustee, with full power of substitution and revocation, as the Receivable Seller’s and the Issuer’s true and lawful agent and attorney-in-fact, with the power to the full extent permitted by law, to exercise with respect to the Receivables conveyed under this Receivables Purchase Agreement, all the rights, powers and remedies of an owner. The power of attorney granted pursuant to this Receivables Purchase Agreement and all authority hereby conferred are granted and conferred solely to protect the Secured Parties’ respective interests in the Receivables and shall not impose any duty upon the Indenture Trustee to exercise any power. The Seller and the Issuer shall execute any documentation, including, without limitation, any powers of attorney and/or irrevocable proxies, requested by the Indenture Trustee to effectuate such assignment. The foregoing grant and assignment are powers coupled with an interest and are irrevocable.
ARTICLE IX.
ADDITIONAL COVENANTS
          Section 9.01. Legal Conditions to Closing. The parties hereto will take all reasonable action necessary to obtain (and will cooperate with one another in taking such action to obtain) any consent, authorization, permit, license, franchise, order or approval of, or any exemption by, any Governmental Authority or any other Person, required to be obtained or made by it in connection with any of the transactions contemplated by this Agreement.
          Section 9.02. Expenses.
          (a) The Seller covenants that, whether or not the Closing takes place, except as otherwise expressly provided herein, all reasonable costs and expenses incurred by the Agent, the Indenture Trustee or any Note Purchaser in connection with this Agreement and the transactions contemplated hereby shall be paid by the Seller.
          (b) Except as otherwise expressly set forth in the Indenture, the Seller covenants to pay as and when billed by the Depositor, the Issuer, the Indenture Trustee or the Agent or any Secured Party all of the reasonable out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and in the other Transaction Documents and the enforcement of their respective rights and remedies hereunder and thereunder, including, without limitation, all reasonable fees, disbursements and expenses of counsel to the Depositor, the Issuer, the Agent, the Indenture Trustee and the Secured Parties.
          Section 9.03. Mutual Obligations. On and after the Closing, each party hereto will do, execute and perform all such other acts, deeds and documents as one or more other parties may from time to time reasonably require in order to carry out the intent of this Agreement.
          Section 9.04. Reserved.
          Section 9.05. Servicing Standards. At all times, the Servicer shall, unless otherwise consented to by the Agent acting with consent of the Majority Noteholders:

          (i) continue to make Advances and Servicing Advances and seek reimbursement, including reimbursement of Advances and Servicing Advances deemed Nonrecoverable Advances by the Servicer, in accordance with the related Pooling and Servicing Agreement;
          (ii) apply the Advance Reimbursement Amount on a First In First Out (“FIFO”) basis;
          (iii) identify on its systems the Issuers as the owner of each Advance and Servicing Advance and that such Advance and Servicing Advance have been granted to the Indenture Trustee;
          (iv) maintain systems and operating procedures necessary to comply with all the terms of the Transaction Documents;
          (v) cooperate with the Verification Agent in its duties set forth in the Transaction Documents;
          (vi) make all Advances within the period required under the related Pooling and Servicing Agreement, unless the same is the result of inadvertence and is corrected on or prior to the related Distribution Date for the applicable Securitization Trust; and
          (vii) for all Servicing Advances, Pool Level Advances and Loan-Level Advances, deposit the Advance Reimbursement Amount into the Collection Account of the related Securitization Trust and not withdraw any Advance Reimbursement Amount from such Collection Account except for immediate deposit into the Reimbursement Account, which such deposit shall occur on a daily basis not later than the second Business Day following receipt thereof.
          Section 9.06. Transfer of Servicing. The Seller covenants that it shall not transfer its rights as Servicer under the Pooling and Servicing Agreement for any Securitization Trust or cause its rights as Servicer under any such Pooling and Servicing Agreement to be terminated; provided, however, that the Seller may transfer its rights as Servicer under the Pooling and Servicing Agreement for any Securitization Trust or cause its rights as Servicer under any such Pooling and Servicing Agreement to be terminated in the event that upon the occurrence of such transfer or termination the Issuer shall redeem the Notes in accordance with Section 2.16 of the Indenture or the successor servicer under such Pooling and Servicing Agreement shall cause all Receivables under such Pooling and Servicing Agreement to be paid in full on or before the applicable date of transfer. In the event the Seller shall cause its rights as Servicer under any such Pooling and Servicing Agreement to be transferred or terminated, (x) the Issuer shall have the option to redeem the Notes, without penalty or premium, in accordance with Section 2.16 of the Indenture, and (y) with respect to the covenant set forth above, the Seller shall be fully liable for obligations of the Issuer under the Notes. To evidence its obligations under this Section 9.06, the Seller shall provide a full recourse guaranty to the Noteholders, secured by a pledge of all of the Seller’s rights (but none of its obligations)

as Servicer under each of the Pooling and Servicing Agreements; provided, however, that such pledge shall be given only to the extent that such servicing rights can be so pledged pursuant to the applicable Pooling and Servicing Agreements without causing the Seller to be in default thereunder. If the Issuer shall redeem the Notes pursuant to this Section 9.06, the Seller shall, on the fourth Business Day prior to the applicable Redemption Date, deposit the Note Redemption Amount into the Note Payment Account.
          Section 9.07. Bankruptcy. The Seller shall not take any action in any capacity to file any bankruptcy, reorganization or insolvency proceedings against the Depositor or the Issuer, or cause the Depositor or the Issuer to commence any reorganization, bankruptcy or insolvency proceedings under any applicable state or federal law, including without limitation any readjustment of debt, or marshaling of assets or liabilities or similar proceedings. The Depositor shall not take any action in any capacity to file any bankruptcy, reorganization or insolvency proceedings against the Issuer, or cause the Issuer to commence any reorganization, bankruptcy or insolvency proceedings under any applicable state or federal law, including without limitation any readjustment of debt, or marshaling of assets or liabilities or similar proceedings. The Seller and the Depositor are not transferring and will not transfer any of the Receivables with intent to hinder, delay or defraud any Person.
          Section 9.08. Legal Existence. The Seller and the Depositor shall do or cause to be done all things necessary on their part to preserve and keep in full force and effect their existence as corporations, and to maintain each of their licenses, approvals, registrations or qualifications in all jurisdictions in which their ownership or lease of property or the conduct of their business requires such licenses, approvals, registrations or qualifications; except for failures to maintain any such licenses, approvals, registrations or qualifications which, individually or in the aggregate, would not have a Material Adverse Effect with respect to the Seller, or the Depositor, as applicable.
          Section 9.09. Compliance With Laws. The Seller and the Depositor shall comply with all laws, rules and regulations and orders of any governmental authority applicable to the Seller and the Depositor, except where the failure to comply would not have a Material Adverse Effect with respect to the Seller, or the Depositor, as applicable.
          Section 9.10. Taxes. The Seller and the Depositor shall pay and discharge all taxes, assessments and governmental charges or levies imposed upon the Seller and the Depositor, as applicable, or upon such party’s income and profits, or upon any of such party’s property or any part thereof, before the same shall become in default; provided, that the Seller and the Depositor shall not be required to pay and discharge any such tax, assessment, charge or levy so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Seller and the Depositor shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge or levy so contested, or so long as the failure to pay any such tax, assessment, charge or levy would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Seller, or the Depositor, as applicable.

          Section 9.11. No Liens, Etc. Against Receivables and Trust Property. Each of the Seller and the Depositor hereby covenants and agrees not to create or suffer to exist (by operation of law or otherwise) any Lien upon or with respect to any of the Aggregate Receivables or any of its interest therein, if any, or upon or with respect to any of its interest in any Account, or assign any right to receive income in respect thereof, except for the Lien created by the Indenture. Each of the Seller and the Depositor shall immediately notify the Indenture Trustee of the existence of any Lien on any of the Aggregate Receivables and shall defend the right, title and interest of each of the Depositor, the Issuer and the Indenture Trustee in, to and under the Aggregate Receivables, against all claims of third parties.
          Section 9.12. Amendments to Pooling and Servicing Agreements. The Seller, in its capacity as Servicer under the Pooling and Servicing Agreements with respect to the Securitization Trusts, hereby covenants and agrees not to amend or agree to the amendment of any of the Pooling and Servicing Agreements without the prior written consent of the Agent and the Required Noteholders.
          Section 9.13. No Netting or Offsetting. The Seller, in its capacity as Servicer, shall collect and deposit gross collections with respect to the Securitization Trusts into the related Collection Accounts in accordance with the related Pooling and Servicing Agreements, without netting, off-set or deduction from such collections or deposits for any purpose, with the exception of Servicing Compensation due and payable to the Servicer. The Seller shall make all Advances and Servicing Advances out of its own funds without the utilization of any netting or offsetting of amounts in any account of the Securitization Trust, except as permitted under the Pooling and Servicing Agreements with respect to amounts paid ahead by Obligors (or such substantially similar term as is used in each such Pooling and Servicing Agreement). The Seller shall repay any amounts borrowed with respect to amounts paid ahead by Obligors (or such substantially similar term as is used in each such Pooling and Servicing Agreement) pursuant to the terms and provisions of the Pooling and Servicing Agreements.
          Section 9.14. Books and Records. The Seller shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each, if applicable). The Seller shall maintain its computer records so that, from and after the time of the granting of the security interest under the Indenture on the Receivables to the Indenture Trustee, the Seller’s master computer records (including any back-up archives) that refer to any Receivables indicate clearly the interest of the Issuer in such Receivables and that the Receivable is owned by the Issuer and pledged to the Indenture Trustee on behalf of the Secured Parties.
          The Depositor shall maintain (or cause to be maintained) accounts and records as to each Aggregate Receivable accurately and in sufficient detail to permit the reader thereof to know at any time the interest of the Issuer in such Receivables and that the Receivable is owned by the Issuer and pledged to the Indenture Trustee on behalf of the Secured Parties.

          Section 9.15. Verification Agent. Each of the Seller and the Depositor shall cooperate with the Verification Agent and shall allow the Verification Agent access to its books, records, computer system and employees during ordinary business hours upon reasonable notice and, subject to the terms of the Verification Agent Letter, shall allow the Verification Agent to review all collections and to make copies of any books, records and documents requested by the Verification Agent, but solely to the extent such items and review relate to the Aggregate Receivables and the obligations of the Seller, the Servicer and the Depositor under the Transaction Documents and the Pooling and Servicing Agreements for the Securitization Trusts.
          Section 9.16. Exclusive. The Initial Receivables to be sold and/or contributed to the Depositor and from the Depositor to the Issuer on the Initial Funding Date shall consist of the right to reimbursement for all of the Advances and Servicing Advances outstanding with respect to the Securitization Trusts as of the Initial Funding Date. During the Funding Period, the Seller shall not sell, assign, transfer, pledge or convey any Receivable with respect to the Securitization Trusts to any Person other than the Depositor. The Additional Receivables sold and/or contributed on each Funding Date shall consist of the right to reimbursement for all of the Advances and Servicing Advances with respect to the Securitization Trusts not previously sold and contributed to the Depositor hereunder (other than Receivables repurchased by the Seller pursuant to Section 6.02).
          Section 9.17. Recovery. The Seller shall diligently endeavor to collect reimbursement of Aggregate Receivables and shall not waive or forgive the obligation of a mortgagor to pay such amounts.
          Section 9.18. Merger. Without the prior written consent of the Agent and the Required Noteholders, the Seller and the Depositor shall not enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, wind up or dissolution).
          Section 9.19. Use of Proceeds. The Seller shall utilize the proceeds of each purchase of Initial Receivables and Additional Receivables for general corporate purposes.
ARTICLE X.
INDEMNIFICATION
          Section 10.01. Indemnification.
          (a) Without limiting any other rights that an Indemnified Party may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party (as defined below) from and against any and all Indemnified Amounts (as defined below) which may be imposed on, incurred by or asserted against an Indemnified Party in any way arising out of or relating to any breach of the Seller’s or the Servicer’s obligations under this Agreement or any other Transaction Document, or the ownership of the Aggregate Receivables or in respect of any Aggregate Receivables, excluding, however, Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party.
          Without limiting or being limited by the foregoing, the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from:
(i)	a breach of any representation or warranty made by the Seller under or in connection with this Agreement;

(ii)	the failure by the Seller or the Servicer to comply with any term, provision or covenant contained in this Agreement, or any agreement executed by it in connection with this Agreement or with any applicable law, rule or regulation with respect to any Aggregate Receivable, or the nonconformity of any Aggregate Receivable with any such applicable law, rule or regulation; or

(iii)	the failure to vest and maintain vested in the Issuer, or to transfer, to the Issuer, ownership of the Aggregate Receivables, together with all collections in respect thereof, free and clear of any adverse claim (except as permitted hereunder), whether existing at the time of the transfer of such Aggregate Receivable or at any time thereafter or the failure to vest and maintain vested in the Indenture Trustee the perfection of the security interest in the in the Aggregate Receivables free and clear of any adverse claim (except as permitted hereunder), whether existing at the time of the transfer of such Aggregate Receivable or at any time thereafter.
          (b) Any Indemnified Amounts subject to the indemnification provisions of this Section 10.01 shall be paid to the Indemnified Party within twenty (20) Business Days following demand therefor. “Indemnified Party” means any of the Depositor, the Issuer, the Indenture Trustee, the Owner Trustee, the Agent, the Note Purchasers and the Secured Parties and their officers, employees, directors and successors or assigns. “Indemnified Amounts” means any and all claims, losses, liabilities, obligations, damages, penalties, actions, judgments, suits, and related reasonable costs and reasonable expenses of any nature whatsoever, including reasonable attorneys’ fees and disbursements (subject to the following paragraph), incurred by an Indemnified Party.
          (c) Promptly after an Indemnified Party shall have been served with the summons or other first legal process or shall have received written notice of the threat of a claim in respect of which an indemnity may be claimed against the Seller under this Section 10.01, the Indemnified Party shall notify the Seller in writing of the service of such summons, other legal process or written notice, giving information therein as to the nature and basis of the claim, and providing a copy thereof; provided, however, that failure so to notify the Seller shall not relieve the Seller from any liability which it may have hereunder or otherwise except to the extent that the Seller is prejudiced by such failure so to notify the Seller. The Seller will be entitled, at its own expense, to participate in the defense of any such claim or action and to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, unless the defendants in any such action include both the Indemnified Party and the Seller, and the Indemnified Party (upon the advice of counsel) shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Seller, or one or more Indemnified Parties, and which in the reasonable opinion of such counsel are sufficient to create a conflict of interest for the same counsel to represent both the Seller and such Indemnified Party. Each Indemnified Party shall cooperate with the Seller in the defense of any such action or claim. The Seller shall not, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding or threatened proceeding.
ARTICLE XI.
MISCELLANEOUS
          Section 11.01. Amendments. No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by all of the parties hereto and consented to in writing by the Agent and the Required Noteholders, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
          Section 11.02. Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telecopies) and mailed or e-mailed, telecopied (with a copy delivered by overnight courier) or delivered, as to each party hereto, at its address as set forth in Schedule I hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be deemed effective upon receipt thereof, and in the case of telecopies, when receipt is confirmed by telephone.
          Section 11.03. No Waiver; Remedies. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Section 11.04. Binding Effect; Assignability.
          (a) This Agreement shall be binding upon and inure to the benefit of the Seller, the Depositor and the Issuer and their respective permitted successors and assigns; provided, however, that the Seller shall not have any right to assign its respective rights hereunder or interest herein (by operation of law or otherwise) without the prior written consent of the Agent and the Required Noteholders and the Depositor shall not have any right to assign its respective rights hereunder or interest herein (by operation of law or otherwise) without the prior written consent of the Agent and the Required Noteholders.
          (b) This Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the Indenture has terminated.
          Section 11.05. GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.
          Section 11.06. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.
          Section 11.07. Survival. All representations, warranties, covenants, guaranties and indemnifications contained in this Agreement and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the sale, transfer or repayment of the Aggregate Receivables.
          Section 11.08. Third Party Beneficiary. The Seller and the Depositor acknowledge and agree that the Indenture Trustee, the Agent and the other Secured Parties are intended third party beneficiaries of this Agreement.
          Section 11.09. General.

          (a) No course of dealing and no delay or failure of the Issuer (or the Indenture Trustee as its assignee) in exercising any right, power or privilege under this Agreement shall affect any other or future exercise thereof or the exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Issuer (and the Indenture Trustee as its assignee) under this Agreement are cumulative and not exclusive of any rights or remedies which the Issuer would otherwise have.
          (b) The obligations of the Seller and the Depositor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by (a) any exercise or nonexercise of any right, remedy, power or privilege under or in respect of this Agreement or applicable law, including, without limitation, any failure to set-off or release in whole or in part by the Issuer of any balance of any deposit account or credit on its books in favor of the Issuer or any waiver, consent, extension, indulgence or other action or inaction in respect of any thereof, or (b) any other act or thing or omission or delay to do any other act or thing which would operate as a discharge of the Issuer as a matter of law.
          (c) This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof and thereof, and supersedes all prior understandings and agreements, whether written or oral with respect to the subject matter hereof and thereof.
          (d) The Seller shall pay the Depositor’s and the Issuer’s costs and expenses reasonably incurred in connection with the enforcement of any of the Seller’s obligations hereunder.
          (e) Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.
          Section 11.10. LIMITATION OF DAMAGES.
NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE PARTIES AGREE THAT NO PARTY SHALL BE LIABLE TO ANY OTHER FOR ANY SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES WHATSOEVER, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLES; PROVIDED THAT, THE FOREGOING PROVISION SHALL NOT LIMIT OR RELIEVE ANY PARTY OF ANY OBLIGATION UNDER THIS AGREEMENT TO INDEMNIFY ANY OTHER PARTY AGAINST ANY DAMAGES IMPOSED (INCLUDING SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES)

UPON SUCH PARTY BY A FINAL ORDER OF ANY COURT OF COMPETENT JURISDICTION IN CONNECTION WITH ANY LEGAL ACTION BROUGHT AGAINST SUCH PARTY BY ANY THIRD PARTY.
          Section 11.11. WAIVER OF JURY TRIAL.
EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, THE PURCHASES OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.
          Section 11.12. No Recourse. It is expressly understood and agreed by the parties hereto that (a) this Receivables Purchase Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Receivables Purchase Agreement or any other related documents.
          Section 11.13. Confidentiality. Each of the Seller and the Depositor covenants and agrees from the date hereof to the Final Payment Date to perform and observe for the benefit of the Agent and each Note Purchaser, each of the covenants and agreements required to be performed or observed by the Issuer pursuant to Section 10.15 of the Note Purchase Agreement (Confidentiality) as if the Seller and the Depositor were party to the Note Purchase Agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

OPTION ONE ADVANCE TRUST, 2007-ADV2
By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:	/s/ Roseline K. Maney
	Name:	Roseline K. Maney
	Title:	Vice President

OPTION ONE ADVANCE CORPORATION
By:
Name:
Title:

OPTION ONE MORTGAGE CORPORATION
By:
Name:
Title:

Consented to by: GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., as Agent and Noteholder
By:
Name:
Title:

Amended and Restated Receivables Purchase Agreement

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

OPTION ONE ADVANCE TRUST, 2007-ADV2
By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

OPTION ONE ADVANCE CORPORATION
By:	/s/ Matt Engel
	Name:	MATT ENGEL
	Title:	CFO

OPTION ONE MORTGAGE CORPORATION
By:	/s/ Matt Engel
	Name:	MATT ENGEL
	Title:	CFO

Consented to by: GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., as Agent and Noteholder
By:
Name:
Title:

Amended and Restated Receivables Purchase Agreement

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

OPTION ONE ADVANCE TRUST, 2007-ADV2
By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

OPTION ONE ADVANCE CORPORATION
By:
Name:
Title:

OPTION ONE MORTGAGE CORPORATION
By:
Name:
Title:

Consented to by: GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., as Agent and Noteholder
By:	/s/ Dominic Obaditch
	Name:	Domnic Obaditch
	Title:	Managing Director Greenwich Capital Corporate Services, Inc. as attorney-in-fact

Amended and Restated Receivables Purchase Agreement

DB STRUCTURED PRODUCTS, INC. as Noteholder
By:	/s/ GLENN MINKOFF
	Name:	GLENN MINKOFF
	Title:	DIRECTOR

By:	/s/ John McCarthy
	Name:	John McCarthy
	Title:	Authorized Signatory

THE CIT GROUP/BUSINESS CREDIT INC. as Noteholder
By:
Name:
Title

Amended and Restated Receivables Purchase Agreement

DB STRUCTURED PRODUCTS, INC. as Noteholder
By:
Name:
Title:

By:
Name:
Title:

THE CIT GROUP/BUSINESS CREDIT INC. as Noteholder
By:	/s/ Howard Trebach
	Name:	Howard Trebach
	Title:	Vice President

Amended and Restated Receivables Purchase Agreement

SCHEDULE I
INFORMATION FOR NOTICES
1.	if to the Issuer:

OPTION ONE ADVANCE TRUST 2007-ADV2
c/o Wilmington Trust Company as Owner Trustee
Rodney Square North
1100 North Market Street
Wilmington, DE 19890
Attention: Corporate Trust Administration
Telecopy number: (302) 636-4140
Telephone number: (302) 651-1000

(with a copy to the Seller)

2.	if to the Depositor:

OPTION ONE ADVANCE CORPORATION 3 Ada Irvine, California 92618 Attention: Rod Smith, Mail Stop DC-IR Facsimile: (949) 790-7514 Telephone: (949) 790-8100

3.	if to the Seller:

OPTION ONE MORTGAGE CORPORATION 3 Ada Irvine, California 92618 Facsimile: (949) 790-7514 Telephone: (949) 790-8100

4.	if to the Indenture Trustee:

Use Notice Address provided in the Indenture.

5.	if to the Agent:

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC. 600 Steamboat Road Greenwich, Connecticut 06830 Attention: Robert Pravetz Facsimile: (203) 618-2148 Telephone: (203) 618-6884

Sch-I-3

With a copy to:

Dominic Obaditch GREENWICH CAPITAL FINANCIAL PRODUCTS, INC. 600 Steamboat Road Greenwich, Connecticut 06830 Facsimile: (203) 422-4565 Telephone: (203) 618-2565

6.	if to the Secured Parties:

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC. 600 Steamboat Road Greenwich, Connecticut 06830 Attention: Robert Pravetz Facsimile: (203) 618-2148 Telephone: (203) 618-6884

With a copy to:

Dominic Obaditch GREENWICH CAPITAL FINANCIAL PRODUCTS, INC. 600 Steamboat Road Greenwich, Connecticut 06830 Facsimile: (203) 422-4565 Telephone: (203) 618-2565

7.	if to the Note Purchasers:
(a)	GREENWICH CAPITAL FINANCIAL PRODUCTS, INC. 600 Steamboat Road Greenwich, Connecticut 06830 Attention: Robert Przvetz Facsimile: (203) 618-2148 Telephone: (203) 618-6884

(b)	The CIT Group/Business Credit, Inc. 11 West 42nd Street, 13th floor New York, NY 10036 Attention: Howard Trebach Facsimile: (212) 461-7760 Telephone: (212) 461-7753

Sch-I-4

With a copy to:

The CIT Group/Business Credit, Inc. 11 West 42nd Street, 13th floor New York, NY 10036 Attention: Jorge S. Wagner Facsimile: (212) 771-9517 Telephone: (212) 771-9520

(c)	DB Structured Products, Inc. 60 Wall Street, 19th Floor New York, New York 10005 Attention: Glenn Minkoff Tel: (212) 250-3406 Fax: (212) 747-5160

Sch-I-5

SCHEDULE II
AMENDMENTS TO POOLING AND SERVICING AGREEMENTS
AVAILABLE UPON REQUEST

Sch-II-1

EXHIBIT A
COPY OF INITIAL FUNDING DATE REPORT
FOR
INITIAL RECEIVABLES
AVAILABLE UPON REQUEST

A-1

EXHIBIT B
FUNDING NOTICE

[insert date]

Option One Advance Trust 2007-ADV2	Wells Fargo Bank, National Association
3 Ada	9062 Old Annapolis Road
Irvine, California 92618	Columbia, Maryland 21045
Attention: Rod Smith	Attention: Client Manager — Option One
Facsimile: (949) 790-7514	Advance Trust 2007-ADV2
Telephone: (949) 790-8100	Facsimile: 410-715-2380
Telephone: 410-884-2000

Greenwich Capital Financial Products, Inc.	BearingPoint, Inc.
600 Steamboat Road	1676 International Drive
Greenwich, Connecticut 06830	McLean, Virginia 22102
Attention: Robert Pravetz	Attention: Marianne Lamkin
Facsimile: 203-618-2148	Facsimile: (425) 963-6149
Telephone: 203-618-6884	Telephone: (214) 755-4936

The CIT Group/Business Credit Inc.	DB Structured Products, Inc.
11 West 42nd Street, 13th floor	60 Wall Street, 19th Floor
New York, NY 10036	New York, New York 10005
Attention: Howard Trebach	Attention: Glenn Minkoff
Facsimile: (212) 461-7760	Tel: (212) 250-3406
Telephone: (212) 461-7753	Fax: (212) 747-5160
     Re: Receivables Purchase Agreement, dated as of October 1, 2007; Funding Notice
     Pursuant to Section 2.01 of the Receivables Purchase Agreement, dated as of October 1, 2007 (the “Receivables Purchase Agreement”), between Option One Advance Trust 2007-ADV2 (the “Issuer”), Option One Advance Corporation (the “Depositor”) and Option One Mortgage Corporation (the “Seller”), the undersigned hereby notifies you that the Receivables listed on Exhibit A hereto, in the amount of $[                    ], are being sold by the Seller to the Depositor and by the Depositor to the Issuer on the Funding Date occurring on [insert date].
     The Seller also hereby certifies that (i) the Funding Conditions contained in Sections 7.02(ii), (iv), (v), (vi), (vii), (viii), (xii), (xiii) (with respect to Sections 3.01(a)(ii), (iii) and (iv) of the Second Amended and Restated Note Purchase Agreement, dated as of January 18, between the Issuer, Greenwich Capital Financial Products, Inc.,

The CIT Group/Business Credit Inc. and DB Structured Products, Inc., and (xiv) of the Amended and Restated Indenture, dated as of January 18, 2008, between the Issuer and Wells Fargo Bank, National Association, have been met and (ii) the representations and warranties contained in Section 6 of the Receivables Purchase Agreement are true and correct as of the date hereof.
     The Depositor also hereby certifies that the representations and warranties contained in Section 5 of the Receivables Purchase Agreement are true and correct as of the date hereof.
[Signature Page Follows]

Very truly yours, OPTION ONE MORTGAGE CORPORATION
By:
Name:
Title:

OPTION ONE ADVANCE CORPORATION
By:
Name:
Title:

AGREED AND ACCEPTED: BEARINGPOINT, INC.
By:
Name:
Title:

Exhibit C
FORM OF BILL OF SALE
     Option One Mortgage Corporation (the “Seller”) hereby absolutely sells and contributes to Option One Advance Corporation, and Option One Advance Corporation (the “Depositor”) hereby absolutely sells and contributes to Option One Advance Trust 2007-ADV2, a statutory trust organized under the laws of the State of Delaware (the “Purchaser”), without recourse, except as set forth in the Amended and Restated Receivables Purchase Agreement:
(a)	All right, title and interest in and to the Receivables identified in the Schedule attached hereto as Exhibit A; and

(b)	All principal, interest and other proceeds of any kind received with respect to such Receivables, including but not limited to proceeds derived from the conversion, voluntary or involuntary, of any of such assets into cash or other liquidated property.
     The ownership of the Receivables is vested in Purchaser and the ownership of all records and documents with respect to the related Receivables prepared by or which come into the possession of the Seller or the Depositor shall immediately vest in Purchaser and shall be retained and maintained, in trust, by the Seller or the Depositor, as applicable at the will of Purchaser in such custodial capacity only. The sale of the Receivables shall be reflected as a sale on the Seller’s and the Depositor’s business records, tax returns and financial statements.
     This Bill of Sale is made pursuant to, and is subject to the terms and conditions of, that certain Amended and Restated Receivables Purchase Agreement dated as of January 18, 2008, between Option One Mortgage Corporation, as seller, Option One Advance Corporation, as depositor and Option One Advance Trust 2007-ADV2, as issuer (the “Agreement”). The Seller confirms to Purchaser that the representations and warranties set forth in Article 6 of the Agreement are true and correct as if made on the date hereof (except to the extent that they expressly relate to an earlier or later date). The Depositor confirms to Purchaser that the representations and warranties set forth in Article 5 of the Agreement are true and correct as if made on the date hereof (except to the extent that they expressly relate to an earlier or later date).
     Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

C-1

DATED:

OPTION ONE MORTGAGE CORPORATION
By:
Name:
Title:

OPTION ONE ADVANCE CORPORATION
By:
Name:
Title:

C-2

EXHIBIT D
SCHEDULE I REPORT
AVAILABLE UPON REQUEST

D-1

EXHIBIT E
SCHEDULE II REPORT
AVAILABLE UPON REQUEST

E-1